UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________

FORM 8-K

__________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2025

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

New Convertible Notes Offering

On February 20, 2025, Super Micro Computer, Inc. (the “Company”) closed its previously announced offering of $700.0 million aggregate principal amount of 2.25% Convertible Senior Notes due 2028 (the “New Convertible Notes”) pursuant to privately negotiated agreements (the “New Convertible Notes Offering”). The New Convertible Notes were issued pursuant to an indenture, dated as of February 20, 2025 (the “New Convertible Notes Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The New Convertible Notes are senior, unsecured obligations of the Company and bear interest at an annual rate of 2.25%, payable semi-annually on each January 15 and July 15, beginning on July 15, 2025. The Company received gross proceeds before expenses related to the New Convertible Notes Offering of approximately $700 million and intends to use such proceeds for general corporate purposes, including to fund working capital for growth and business expansion.

The New Convertible Notes will be redeemable, in whole or in part (subject to certain limitations), for cash at the Company’s option at any time, and from time to time, on or after March 1, 2026 and on or before the 20th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s common stock exceeds 150% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the New Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Holders of the New Convertible Notes will have the right to require the Company to repurchase all or a portion of their New Convertible Notes upon the occurrence of a fundamental change (as defined in the New Convertible Notes Indenture) at a cash repurchase price of 100% of their principal amount plus any accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date. The New Convertible Notes will mature on July 15, 2028 unless earlier redeemed, repurchased or converted in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding January 15, 2028, the New Convertible Notes will be convertible only upon the satisfaction of certain conditions and during certain periods, and on and after January 15, 2028, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, the New Convertible Notes will be convertible regardless of these conditions. The Company will settle conversions of the New Convertible Notes by paying or delivering, as applicable, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock at the Company’s election. The initial conversion rate of the New Convertible Notes is 16.3784 shares of the Company’s common stock per $1,000 principal amount of New Convertible Notes, which is equivalent to an initial conversion price of approximately $61.06 per share of the Company’s common stock, representing an initial conversion premium of approximately 50% over the volume-weighted average price of the Company’s common stock of $40.7040 on February 12, 2025 (the “Reference Price”). The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events as set forth in the New Convertible Notes Indenture.

The New Convertible Notes were sold to certain investors who are (i) “institutional accounts” as defined in FINRA Rule 4512(c), (ii) institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) “qualified institutional buyers” as defined in Rule 144A under the Securities Act (the “Securities Act”) pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The Indenture contains customary covenants and events of default.

The foregoing description of the New Convertible Notes Indenture and the New Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the New Convertible Notes Indenture and form of New Convertible Notes (the “Form of 2028 Convertible Notes”), copies of which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Entry into Supplemental Indentures

On February 20, 2025, the Company amended and supplemented that certain Indenture, dated as of February 27, 2024 (the “Existing Indenture”), by and between the Company and the Trustee, by entering into (a) a first supplemental indenture (the “First Supplemental Indenture”) by and between the Company and the Trustee and (b) a second supplemental indenture by and between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture, the “Supplemental Indentures”).

The Supplemental Indentures, among other things, (i) amend and restate the Existing Indenture in the form attached as Exhibit A to the Second Supplemental Indenture, which is attached as Exhibit 4.4 to this Current Report on Form 8-K (as so amended, the “Amended Convertible Notes Indenture”), (ii) provide for the amendment and restatement of the Convertible Senior Notes due 2029 initially issued pursuant to the Existing Indenture (the “Amended 2029 Notes”) by issuing new certificates representing the Amended 2029 Notes in the form of Amended 2029 Notes (the “Form of 2029 Convertible Notes”), a copy of which is attached as Exhibit 4.6 to this Current Report on 8-K and (iii) include a form of waiver, release and covenant not to sue executed by holders of approximately $1.64 billion aggregate principal amount (or approximately 95%) of outstanding 2029 Notes as of February 20, 2025 (collectively, the “Amendments”). The Amended Convertible Notes Indenture provides that, among other things, the Amended 2029 Notes will (1) bear interest from the effective date of the Amendments at an annual rate of 3.50%, payable semi-annually on each March 1 and September 1, beginning on September 1, 2025, and (2) have an initial conversion rate of 11.9842 shares of the Company's common stock per $1,000 principal amount of the Amended Convertible Notes, which is equivalent to an initial conversion price of approximately $83.44 per share of the Company’s common stock, representing an initial conversion premium of approximately 105% premium over the Reference Price. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events as set forth in the Amended Convertible Notes Indenture.

In connection with the Amendments, on February 12, 2025, the Company has also entered into amendment agreements (the “Amendment Agreements”) to the capped call confirmations related to the privately negotiated capped call transactions entered into on February 22, 2024 and February 23, 2024 (the “Capped Call Transactions”) with each of Citibank, N.A., Wells Fargo Bank, National Association, HSBC Bank USA, National Association, Royal Bank of Canada, The Bank of Nova Scotia, Goldman Sachs & Co. LLC, Bank of Montreal and Morgan Stanley & Co. LLC (collectively, the “Capped Call Counterparties”). In the Amendment Agreements, among other things, (i) the Capped Call Counterparties consented to the Amendments and (ii) the parties thereto made certain adjustments to the economic terms of the Capped Call Transactions, including the cap price. The cap price, after giving effect to the Amendment Agreements, is initially $94.1666 per share of the Company's common stock, and is subject to certain adjustments under the terms of the Capped Call Transactions (as so amended).

The foregoing description of the First Supplemental Indenture, the Second Supplemental Indenture (including the Amended and Restated Indenture), the Amended Convertible Notes and the Amendment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the First Supplemental Indenture, Second Supplemental Indenture, Form of 2029 Convertible Notes and form of Amendment Agreement, copies of which are attached as Exhibit 4.3, Exhibit 4.4, Exhibit 4.6 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02. Initially, a maximum of (i) 17,197,320 shares of the Company’s common stock may be issued upon conversion of the New Convertible Notes, based on the initial maximum conversion rate of 24.5676 shares of common stock per $1,000 principal amount of New Convertible Notes, which is subject to customary anti-dilution adjustment provisions and (ii) 42,379,110 shares of the Company’s common stock may be issued upon conversion of the Amended 2029 Notes, based on the initial maximum conversion rate of 24.5676 shares of common stock per $1,000 principal amount of Amended 2029 Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of February 20, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of 2028 Convertible Notes (included in Exhibit 4.1 hereto)

4.3	First Supplemental Indenture, dated as of February 20, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee

4.4	Second Supplemental Indenture, dated as of February 20, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee

4.5	Form of Amended and Restated Indenture (included in Exhibit 4.4 hereto)

4.6	Form of 2029 Convertible Notes (included in Exhibit 4.5 hereto)

10.1	Form of Amendment Agreement

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: February 21, 2025	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board